Exhibit 99.1

NaturalShrimp Issues Shareholder Letter and Provides Corporate Update

DALLAS, TX — July 5, 2022 — NaturalShrimp, Inc. (OTCQB: SHMP), a Biotechnology Aquaculture Company that has developed and patented the commercially operational RAS (Recirculating Aquaculture System), today issued a letter to shareholders from Gerald Easterling, CEO of NaturalShrimp.

Dear Shareholders,

As we reach the mid-point of 2022, our mission to produce fresh, land-based gourmet-grade shrimp without the use of antibiotics, probiotics or toxic chemicals continues to build momentum. We are pleased to see increasing production and sales, new developments for our Hydrogas and Electrocoagulation technologies’ independent trials, and rising interest from the investment community.

Production and Sales

On July 3, 2022, the La Coste, Texas shrimp production facility experienced a fire that damaged the Water Treatment Plant (WTP) including the filtration equipment within the building. The initial investigation indicated that the fire started at an external source near the WTP building. No one was hurt and this did not cause any damage to the main production building containing the shrimp. The Company immediately engaged its Emergency Response Team (ERT) comprised of management, engineering, production, and sales personnel organized to quickly respond and deal with potential situations such as this. Fortunately, the Company has the necessary backup equipment to replace the damaged drum filters and EC equipment which will allow continued production and sales in Texas.

Texas began selling live shrimp in late June, and Iowa has been selling since November of 2021. The initial live shrimp sales were limited in size to establish and train customers in shipping and handling procedures. These sales are targeted presently in the Chicago and San Antonio areas with expansion in the next six to nine months in the Austin, Houston and Dallas markets. The virtually untapped live market within the United States provides a greater profit margin than the fresh, refrigerated shrimp retail market at this time. However, we plan to service both markets in the future. Total sales have also recently included the selling of shrimp at the downtown Webster City, Iowa market for the local Chamber of Commerce.

We expect these sales to increase every quarter reaching the following weekly production as presented on the Investors Relations page of the Company’s web site (www.naturalshrimp.com) beginning in the first and second quarter of 2023 as the retrofit in Iowa is completed and the Texas expansion and Florida operation come on line:

●	Texas (40,000 sq ft, 6,000 lbs)
●	Iowa (250,000 sq ft, 18,000 lbs)
●	Texas expansion (80,000 sq ft, 12,000 lbs)
●	Florida (240,000 sq ft, 36,000 lbs)

We have ramped our sales and have significantly increased our distribution footprint in Illinois and Texas and are driving an average margin above 40%. The live haul market certainly delivers very high return, and our customers support our strategy. We are focused on our key regional markets and the demand is strong. Our current Company projections foresee reaching $1million in cumulative sales by end of 2022.

NaturalShrimp Outlet

We are committed to establishing a NaturalShrimp Outlet and have identified a location of interest in the Dallas Fort Worth area. The outlet will enable us to receive and process our product for packaging and preparing shrimp for our online ordering and home delivery program. The Company is currently testing packaging of heads on fresh, frozen, and cooked shrimp. We are pleased to announce that Chef Douwe Iedema will be heading up our NaturalShrimp Outlet along with offering his unique NaturalShrimp sauces and spices.

In addition, NaturalShrimp Outlet would make it possible for us to process thousands of pounds of shrimp not only for the home, but as a distribution hub for pickup and delivery to local chefs, as well as in-person purchasing and pick up to the general public.

Norway Salmon Trial

We recently completed a trial at the independent RAS testing center Marineholmen RASLab in Norway to evaluate how our Hydrogas and electrocoagulation technologies compared with the traditional method of using a biofilter when raising salmon. The study supports our success with early aquaculture partners using Hydrogas technology, such as Indiana-based Hanilu Farms, in commercial production to increase health and survival rates. Based on the results of this study, we expect technology licensing opportunities to salmon and finfish producers worldwide for additional revenue.

Australia Wastewater Trial

We have received approval to proceed with a trial in Australia later in 2022, under the direction of Christine Huynh, to use our Electrocoagulation technology to evaluate the removal of microalgae and total nitrogen in effluent water from prawn farms. Based on the results of these tests we anticipate licensing the technology for the treatment of aquaculture wastewater worldwide for additional revenue.

Corporate Update

Recently we attended the ROTH 8th Annual London Conference where we had the opportunity to sit down with a variety of existing and potential institutional investors, along with having the pleasure of serving our farm-to-table sushi grade shrimp to conference attendees. We also had the opportunity to meet with a qualified group of investors at the conference to discuss multiple U.K. production facilities in a joint venture business relationship. We look forward to sharing more details on this venture as they develop.

Earlier in the year we filed an application to uplist from the OTCQB to the NASDAQ. We continue to work to complete all the necessary steps to successfully meet the requirements for listing on the NASDAQ and believe acceptance will help elevate the Company’s public profile, expand our shareholder base, improve liquidity and enhance shareholder value.

Today we have built the largest U.S. shrimp indoor Recirculating Aquaculture System using our patented platform technologies and have worked to test and independently validate these technologies to support potential joint venture and licensing opportunities. Looking ahead at the second half of 2022, we will continue to focus on the commercialization and ramp up of our farm-to-table sushi grade shrimp and fresh seafood. We thank all of our shareholders for your ongoing support as we are working diligently to build the short and long-term value of our company.

Sincerely,

Gerald Easterling,

CEO of NaturalShrimp

About NaturalShrimp

NaturalShrimp, Inc. is a publicly traded aquaculture Company, headquartered in Dallas, with production facilities located near San Antonio, Texas and Webster City, Iowa. The Company has developed the first commercially viable system for growing shrimp in enclosed, salt-water systems, using patented technology to produce fresh, never frozen, naturally grown shrimp, without the use of antibiotics or toxic chemicals. NaturalShrimp systems can be located anywhere in the world to produce gourmet-grade Pacific white shrimp. For more information visit www.naturalshrimp.com.

Forward-Looking Statements

This press release contains a number of forward-looking statements that reflect management’s current views with respect to future events and financial performance. Forward-looking statements are projections in respect of future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements include statements regarding the intent, belief or current expectations of us and members of our management team, as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks set forth in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2021, any of which may cause our company’s or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied in our forward-looking statements.

Investor Relations Contact

Chris Tyson

Executive Vice President

MZ North America

Direct: 949-491-8235

SHMP@mzgroup.us